FORM OF
                   ADMINISTRATIVE SERVICES AGREEMENT



     THIS AGREEMENT is made by and between LEXINGTON SMALLCAP VALUE FUND, INC., a Maryland corporation (the "Fund"), and LEXINGTON MANAGEMENT CORPORATION, a Delaware corporation (the Administrator ), with respect to the following recital of facts:

                                RECITAL

     WHEREAS, the Fund is registered as an open-end diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations promulgated thereunder;

     WHEREAS, the Administrator is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the " Advisers Act"), and engages in the business of acting as an investment adviser and an administrator of investment companies;

     WHEREAS, the Fund, and the Administrator desire to enter into an agreement to provide for administrative services for the Fund on the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable considerations, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

I.   APPOINTMENT AND OBLIGATIONS OF THE ADMINISTRATOR

     The Administrator is hereby appointed to serve as the Administrator to the Fund, to provide the administrative services described herein and assume the obligations set forth in Section II, subject to the terms of this Agreement and the control of the Fund's Board of [Directors/Trustees] (the "Board"). The administrator shall, for all purposes herein, be deemed an independent contractor and shall have, unless otherwise expressly provided or authorized, no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

II.  DUTIES OF THE ADMINISTRATOR

     In carrying out the terms of this Agreement, the Administrator shall:

     A. provide office space, equipment and facilities (which may be the Administrator's or its affiliates) for maintaining the Fund s organization, for meetings of the Board and the shareholders, and for performing administrative services hereunder;

     B. supervise and manage all aspects of the Fund's operations (other than investment advisory activities), and supervise relations with, and monitor the performance of, custodians, depositories, transfer and pricing agents, accountants, attorneys, underwriters, brokers and dealers, insurers and other persons in any capacity deemed to be necessary and desirable by the Board;

     C. determine and arrange for the publication of the net asset value of the Fund;

     D. provide non-investment related statistical and research data and such other reports, evaluations and information as the Fund may request from time to time;

     E. provide internal clerical, accounting and legal services, and stationery and office supplies;

     F. prepare, to the extent requested by the Fund, the Fund's prospectus, statement of additional information, proxy statements and annual and semi-annual reports to shareholders;

     G. arrange for the printing and mailing (at the Fund's expense) of proxy statements and other reports or other materials provided to the Fund's shareholders;

     H. prepare for execution and file all the Fund's federal and state tax returns and required tax filings other than those required to be made by the Fund's custodian and transfer agent;

     I. prepare periodic reports to and filings with the Securities and Exchange Commission (the "SEC") and state Blue Sky authorities with the advice of the Fund's counsel;

     J. maintain the Fund s existence, and during such times as the shares of the Fund are publicly offered, maintain the registration and qualification of the Fund's shares under the federal and state law;

     K. keep and maintain the financial accounts and records of the Fund;

     L. develop and implement, if appropriate, management and shareholder services designed to enhance the value or convenience of the Fund as an investment vehicle;

     M. provide the Board on a regular basis with reports and analyses of the Fund's operations and the operations of comparable investment companies;

     N. respond to inquiries from shareholders or participants of employee benefit plans (for which the administrator or any affiliate provides recordkeeping) relating to the Fund, concerning, among other things, exchanges among Funds, or refer any such inquiries to the Fund's officers or the Fund's transfer agent;

     O. provide participant recordkeeping services for participants in employee benefit plans for which the Administrator or any affiliate provides recordkeeping services; and

     P. provide such information as may be reasonably requested by a shareholder representative of or a participant in an employee benefit plan to comply with applicable federal or state laws.

III. REPRESENTATIONS AND WARRANTIES

     A.   REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR

          The Administrator hereby represents and warrants to the Fund as follows:

          1. Due Incorporation and Organization. The Administrator is duly organized and is in good standing under the laws of the State of Delaware and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

          2. Best Efforts. The Administrator at all times shall provide its best judgment and effort to the Fund in carrying out its obligations hereunder.

     B.   REPRESENTATIONS AND WARRANTIES OF THE FUND

          The Fund hereby represents and warrants to the Administrator as follows:

          1. Organization. The Fund has been duly organized as a corporation under the laws of the State of Maryland and it is authorized to enter into this Agreement and carry out its terms.

          2. Registration. The Fund is registered as an investment company with the SEC under the 1940 Act and shares of the Fund are registered or qualified for offer and sale to the public under the Securities Act of 1933, as amended (the 1933 Act ), and all applicable state securities laws. Such registrations or qualifications will be kept in effect during the term of this Agreement.

IV.  CONTROL BY THE BOARD

     Any activities undertaken by the administrator pursuant to this Agreement on behalf of the Fund shall at all times be subject to any directives of the Board.

V.   COMPLIANCE WITH APPLICABLE REQUIREMENTS

     In carrying out its obligations under this Agreement, the Administrator shall at all times conform to:

     A.   all applicable provisions of the 1940 Act;

     B. the provisions of the registration statement of the Fund under the 1933 Act and the 1940 Act;

     C.   the provisions of the Fund s chartering documents, as amended;

     D.   the provisions of the By-Laws of the Fund, as amended; and

     E.   any other applicable provisions of state and federal law.

VI.  DELEGATION OF RESPONSIBILITIES

     All services to be provided by the Administrator under this Agreement may be furnished by any directors, officers or employees of the Administrator or by any affiliates of the Administrator under the Administrator's supervision.

VII. COMPENSATION

     For the services to be rendered, the facilities furnished and the expenses assumed by the administrator, the Fund shall pay to the Administrator an annual fee, payable monthly, equal to the pro-rata portion of the Administrator's actual cost in providing such services, facilities and expenses.

VIII.     NON-EXCLUSIVITY

     The services of the Administrator to the Fund are not to be deemed to be exclusive, and the Administrator shall be free to render administrative or other services to others (including other investment companies) and to engage in other activities, so long as its services under this agreement are not impaired thereby. It is understood and agreed that officers and directors of the Administrator may serve as officers or [directors/trustees] of the Fund, and that officers of [directors/trustees] of the Fund may serve as officers or directors of the Administrator to the extent permitted by law; and that the officers and directors of the Administrator are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment companies.

IX.  TERM

     This Agreement shall become effective at the close of business on the date hereof and shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Fund s [directors/trustees] who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, or by the vote of the holders of a majority (as so defined) of the outstanding voting securities of the Fund and by such vote of the [directors/trustees].

X.   TERMINATION

     This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Fund s [directors/trustees] or by vote of a majority of the Fund s outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), or by the Administrator, on sixty (60) days written notice to the other party.


XI.  LIABILITY OF ADMINISTRATOR AND INDEMNIFICATION

     A.   LIABILITY

          In the absence of willful misfeasance, bad faith or gross negligence on the part of the Administrator or its officers, directors or employees, or reckless disregard by the Administrator of its duties under this Agreement, the Administrator shall not be liable to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any looses that may be sustained in the purchase, holding or sale of any security.

     B.   INDEMNIFICATION

          In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Administrator or any officer, director or employee of the Administrator, to the extent permitted by applicable law, the Fund hereby agrees to indemnify and hold the Administrator harmless from and against all claims, actions, suits and proceedings at law or in equity, whether brought or asserted by a private party or a governmental agency, instrumentality or entity of any kind, relating to the sale, purchase, pledge of, advertisement of, or solicitation of sales or purchases of any security (whether of the Fund or otherwise) by the Fund, its officers, directors, employees or agents in alleged violation of applicable federal, state or foreign laws, rules or regulations.

XII. MATERIALS FOR DISTRIBUTION TO SHAREHOLDERS

     During the term of this Agreement, the Fund shall furnish to the Administrator at its principal office copies of all prospectuses, proxy statements, reports to shareholders, sales literature and other material referring to the Administrator that were prepared for distribution to shareholders of the Fund and to participants in employee benefit plans owning interests in the Fund (prior to the public distribution of such materials). The Fund shall not use any such materials that refer to the Administrator if the Administrator reasonably objects in writing within five business days (or such other time as the parties may agree) after receipt thereof, unless prior to such use the material is modified in a manner that is satisfactory to the Administrator. Subsequent to the termination of this Agreement, the Fund will continue to furnish to the Administrator copies of such materials. The Fund shall also furnish or otherwise make available to the Administrator other information relating to the business affairs of the Fund as the Administrator reasonably requests from time to time.

XIII.     NOTICES

     Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Administrator and that of the Fund for this purpose shall be Park 80 West, Plaza Two, Saddle Brook, New Jersey, 07663.

XIV. QUESTIONS OF INTERPRETATIONS

     This Agreement shall be governed by the laws of the State of New Jersey. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in the provisions of this Agreement is revised by rule, regulation or order of the SEC, such provisions shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to
be executed in duplicate by their respective officers on the      day of
         , 19  .

                                     LEXINGTON SMALLCAP VALUE FUND, INC.


Attest:                              By: _______________________________
                                         Name           Title

________________________


                                     LEXINGTON MANAGEMENT CORPORATION


Attest:                              By:  ______________________________
                                          Name           Title


________________________